Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ramzi Hermiz, W. Jay Potter and Kenton Bednarz, or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)) together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the following capacities on the dates indicated. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Ramzi Hermiz	President and Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2017
Ramzi Hermiz

/s/ W. Jay Potter	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 9, 2017
W. Jay Potter

/s/ Gary DeThomas	Vice President Corporate Controller (Principal Accounting Officer)	March 9, 2017
Gary DeThomas

/s/ Curtis E. Moll	Chairman and Director	March 9, 2017
Curtis E. Moll

/s/ Cloyd Abruzzo	Director	March 9, 2017
Cloyd Abruzzo

/s/ Jean A. Brunol	Director	March 6, 2017
Jean A. Brunol

/s/ George G. Goodrich	Director	March 9, 2017
George G. Goodrich

/s/ Michael S. Hanley	Director	March 9, 2017
Michael S. Hanley

/s/ David J. Hessler	Director	March 9, 2017
David J. Hessler

/s/ Dieter Kaesgen	Director	March 9, 2017
Dieter Kaesgen

/s/ Robert J. King, Jr.	Director	March 9, 2017
Robert J. King, Jr.